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                                                                    EXHIBIT 23.2

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Partners
Polo Ralph Lauren Enterprises, L.P.


     We consent to the use in this Amendment No. 3 to Registration Statement No. 333-24733 relating to 33,925,000 shares of Class A Common Stock of Polo Ralph Lauren Corporation of our report dated May 15, 1997 (June 9, 1997 as to Note 7) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


     Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of Polo Ralph Lauren Corporation. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
New York, New York

June 10, 1997